Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II of CBRE Group, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Los Angeles, California
May 27, 2022